Exhibit 99.1

Contacts: Paul Arling (UEI) 714.820.1000

Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS THIRD QUARTER 2011

FINANCIAL RESULTS

CYPRESS, CA – November 3, 2011 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and nine months ended September 30, 2011.

Paul Arling, UEI's Chairman and CEO, stated: “As expected, we delivered strong third quarter results of over 50% growth for both the top- and bottom-line, which represent quarterly records. Retracted global economies and ongoing distressed consumer sentiment have translated into weakened consumer electronics retail reports and forecasts. However, even as the weakness in the global markets continues to affect our industry beyond our earlier expectations, we are more confident than ever in our future growth prospects because we continue to build market share, outperform our competition as well as introduce new and innovative patented technologies.”

Financial Results for the Three Months Ended September 30: 2011 Compared to 2010

•	Net sales were $123.5 million, compared to $79.0 million.
•	Business Category revenue was $111.3 million, compared to $66.2 million. The Business Category contributed 90% of total net sales, compared to 84%.
•	Consumer Category revenue was $12.2 million, compared to $12.8 million. The Consumer Category contributed 10% of total net sales, compared to 16%.
•	Adjusted pro forma gross margins were 27.9%, compared to gross margins of 32.6%.
•	Adjusted pro forma operating expenses were $24.0 million, compared to operating expenses of $19.2 million.
•	Adjusted pro forma operating income was $10.5 million, compared to operating income of $6.6 million.
•	Adjusted pro forma net income was $8.0 million, or $0.53 per diluted share, compared to net income of $4.7 million, or $0.34 per diluted share.
•	At September 30, 2011, cash and cash equivalents was $32.0 million.

Financial Results for the Nine Months Ended September 30: 2011 Compared to 2010

•	Net sales were $351.0 million, compared to $229.3 million.
•	Adjusted pro forma gross margins were 27.8%, compared to gross margins of 32.8%.
•	Adjusted pro forma operating expenses were $74.0 million, compared to operating expenses of $58.6 million.
•	Adjusted pro forma net income was $17.7 million, or $1.15 per diluted share, compared to net income of $11.3 million, or $0.81 per diluted share.

Financial Outlook

For the fourth quarter of 2011, the company expects net sales to range between $115 million and $121 million, compared to $102.5 million in the fourth quarter of 2010. Adjusted pro forma earnings per diluted share for the fourth quarter of 2011 are expected to range from $0.33 to $0.43, compared to adjusted pro forma earnings per diluted share of $0.45 in the fourth quarter of 2010.

For the full 2011 year, the company expects net sales to range between $466 million and $472 million, compared to $331.8 million in 2010. Adjusted pro forma earnings per diluted share for 2011 are expected to range from $1.47 to $1.57, compared to adjusted pro forma earnings per diluted share of $1.27 in 2010.

Conference Call Information

UEI’s management team will hold a conference call today, Thursday, November 3, 2011 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its third quarter 2011 earnings results, review the quarterly activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 17857113. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 17857113.

Use of Non-GAAP Financial Metrics

Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding charges related to the write-up of inventory and depreciation related to the acquisition. Non-GAAP operating expenses is defined as cash operating expenses excluding acquisition costs, amortization of intangibles and other employee related restructuring costs. Non-GAAP net income is net income from operations excluding the aforementioned items. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.

About Universal Electronics Inc.

Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to continued innovation of products and technologies; new markets growth; the Company’s ability to gain market share; general economic conditions; that pending patents will be issued will result in technologies that are accepted and adopted by our customers; the consumer electronics and broader retail industries to be weaker than anticipated by management; and other factors described in the Company's filings with the U.S. Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share-related data)

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$32,000	$54,249
Accounts receivable, net	88,983	86,304
Inventories, net	84,818	65,402
Prepaid expenses and other current assets	2,072	2,582
Deferred income taxes	6,173	5,896

Total current assets	214,046	214,433
Property, plant, and equipment, net	80,237	78,097
Goodwill	30,857	30,877
Intangible assets, net	33,566	35,994
Other assets	5,335	5,464
Deferred income taxes	7,776	7,806

Total assets	$371,817	$372,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,623	$56,086
Notes payable	18,400	35,000
Accrued sales discounts, rebates and royalties	6,408	7,942
Accrued income taxes	3,891	5,873
Accrued compensation	28,530	30,634
Deferred income taxes	55	—
Other accrued expenses	13,693	13,295

Total current liabilities	134,600	148,830
Long-term liabilities:
Deferred income taxes	11,508	11,369
Income tax payable	1,212	1,212
Other long-term liabilities	5	56

Total liabilities	147,325	161,467

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,076,830 and 20,877,248 shares issued on September 30, 2011 and December 31, 2010, respectively	211	209
Paid-in capital	172,264	166,940
Accumulated other comprehensive income (loss)	1,628	(489)
Retained earnings	149,102	134,070

	323,205	300,730
Less cost of common stock in treasury, 6,344,642 and 5,926,071 shares on September 30, 2011 and December 31, 2010, respectively	(98,713)	(89,526)

Total stockholders’ equity	224,492	211,204

Total liabilities and stockholders’ equity	$371,817	$372,671

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$123,527	$79,007	$350,985	$229,275
Cost of sales	89,349	53,289	254,284	154,068

Gross profit	34,178	25,718	96,701	75,207
Research and development expenses	2,861	2,687	9,275	7,944
Selling, general and administrative expenses	21,852	16,465	67,116	50,694

Operating income	9,465	6,566	20,310	16,569
Interest (expense) income, net	(56)	(1)	(210)	99
Other (expense) income, net	(353)	40	(771)	62

Income before provision for income taxes	9,056	6,605	19,329	16,730
Provision for income taxes	(1,972)	(1,903)	(4,297)	(5,415)

Net income	$7,084	$4,702	$15,032	$11,315

Earnings per share:
Basic	$0.48	$0.35	$1.00	$0.83

Diluted	$0.47	$0.34	$0.98	$0.81

Shares used in computing earnings per share:
Basic	14,887	13,417	14,963	13,572

Diluted	15,147	13,671	15,312	13,897

UNIVERSAL ELECTRONICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months Ended September 30,
	2011	2010
Cash provided by operating activities:
Net income	$15,032	$11,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,907	4,660
Provision for doubtful accounts	241	661
Provision for inventory write-downs	3,610	2,651
Deferred income taxes	26	17
Tax benefit from exercise of stock options and vested restricted stock	399	102
Excess tax benefit from stock-based compensation	(422)	(131)
Shares issued for employee benefit plan	592	375
Stock-based compensation	3,280	3,757
Changes in operating assets and liabilities:
Accounts receivable	(2,772)	4,508
Inventories	(22,172)	(6,806)
Prepaid expenses and other assets	674	1,158
Accounts payable and accrued expenses	2,456	(8,229)
Accrued income taxes	(2,049)	(3,407)

Net cash provided by operating activities	11,802	10,631

Cash used for investing activities:
Term deposit	—	(290)
Acquisition of property, plant, and equipment	(10,140)	(4,449)
Acquisition of intangible assets	(814)	(1,061)

Net cash used for investing activities	(10,954)	(5,800)

Cash used for financing activities:
Payment of debt	(16,600)	—
Proceeds from stock options exercised	1,381	257
Treasury stock purchased	(9,512)	(9,835)
Excess tax benefit from stock-based compensation	422	131

Net cash used for financing activities	(24,309)	(9,447)

Effect of exchange rate changes on cash	1,212	(953)

Net decrease in cash and cash equivalents	(22,249)	(5,569)
Cash and cash equivalents at beginning of period	54,249	29,016

Cash and cash equivalents at end of period	$32,000	$23,447

Supplemental Cash Flow Information — We had net income tax payments of $6.9 million and $8.9 million during the nine months ended September 30, 2011 and 2010, respectively. We had interest payments of $0.3 million and $0 during the nine months ended September 30, 2011 and 2010, respectively.

UNIVERSAL ELECTRONICS INC.

RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS

(In thousands)

(Unaudited)

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$123,527	$—	$123,527	$79,007	$—	$79,007
Cost of sales (1)	89,349	(277)	89,072	53,289	—	53,289

Gross profit	34,178	277	34,455	25,718	—	25,718
Research and development expenses	2,861	—	2,861	2,687	—	2,687
Selling, general and administrative expenses (2)	21,852	(743)	21,109	16,465	—	16,465

Operating income	9,465	1,020	10,485	6,566	—	6,566
Interest (expense) income, net	(56)	—	(56)	(1)	—	(1)
Other (expense) income, net	(353)	—	(353)	40	—	40

Income before provision for income taxes	9,056	1,020	10,076	6,605	—	6,605
Provision for income taxes (3)	1,972	144	2,116	1,903	—	1,903

Net income	$7,084	$876	$7,960	$4,702	$—	$4,702

Earnings per share diluted	$0.47	$0.06	$0.53	$0.34	$—	$0.34

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$350,985	$—	$350,985	$229,275	$—	$229,275
Cost of sales (1)	254,284	(831)	253,453	154,068	—	154,068

Gross profit	96,701	831	97,532	75,207	—	75,207
Research and development expenses	9,275	—	9,275	7,944	—	7,944
Selling, general and administrative expenses (2)	67,116	(2,402)	64,714	50,694	—	50,694

Operating income	20,310	3,233	23,543	16,569	—	16,569
Interest (expense) income, net	(210)	—	(210)	99	—	99
Other (expense) income, net	(771)	—	(771)	62	—	62

Income before provision for income taxes	19,329	3,233	22,562	16,730	—	16,730
Provision for income taxes (3)	4,297	585	4,882	5,415	—	5,415

Net income	$15,032	$2,648	$17,680	$11,315	$—	$11,315

Earnings per share diluted	$0.98	$0.17	$1.15	$0.81	$—	$0.81

(1)	To reflect depreciation expense of $0.3 million and $0.8 million for the three and nine months ending September 30, 2011, respectively, relating to the mark-up in fixed assets from cost to fair value as part of the Enson Assets Limited acquisition.
(2)	To reflect $0.7 million and $2.4 million of amortization expense for the three and nine months ended September 30, 2011, respectively, relating to intangible assets acquired as part of the Enson Assets Limited and Zilog acquisitions.
(3)	To reflect the tax effect of the adjustments.